Exhibit 99.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made this 25th day of July, 2011, by and among MPG Office Trust, Inc., a Maryland corporation (the “Company”), BHR Master Fund, Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (“BHR”), BHR OC Master Fund, Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (“BHR OC”) and BHCO Master, Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability (“BHCO”). BHR, BHR OC and BHCO shall each be referred to individually as a “Holder” and collectively as the “Holders.”

R E C I T A L S

A.    WHEREAS, the Company and the Holders have entered into private negotiations with respect to the exchange (the “Exchange”) of the number of shares (the “Series A Shares”) of the Company's 7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Preferred Stock”), held by the Holders set forth on Schedule A hereto for the number of shares (the “Common Shares”) of the Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth on Schedule A hereto.

B.    Each of the Holders desires to deliver to the Company and the Company desires to acquire from each of the Holders the Series A Shares in exchange for the number of Common Shares set forth next to its name on Schedule A hereto, upon the terms and subject to the conditions hereinafter set forth (the “Exchange”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein, the parties agree as follows:

1.    Exchange of Shares.

1.1    General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (i) the Holders shall convey, assign, transfer and deliver to the Company, and the Company shall acquire from the Holders, the Series A Shares, and (ii) in exchange, the Company shall deliver the Common Shares to the Holder in the allocations set forth on Schedule A hereto. No accrued and unpaid dividends have been declared or shall be paid to the Holders with respect to the Series A Shares. For purposes of this Agreement, the exchange ratio for the Exchange is 5.157 Common Shares for each Series A Share, with the Series A Shares valued at $19.00 per share and the Common Shares valued at $3.684 per share, the trailing five-day average closing price.

1.2    Closing. The closing of the transaction contemplated hereby (the “Closing”) shall take place at 6:00 a.m., Eastern time, on July 25th, 2011, at the offices of Latham & Watkins LLP, 355 S. Grand Avenue, Los Angeles, California 90071, or at such other time and place as mutually agreed upon by the parties. The date and time of the Closing are referred to herein as the “Closing Date.”

1.3    Closing Deliverables.

(a) At the Closing, each Holder shall deliver or cause to be delivered to the account of the Company the Series A Shares, registered in the name of such Holder or for which such Holder is the beneficial owner.

(b) Within two business days following listing of the Common Shares on the New York Stock Exchange, pursuant to a listing application to be filed promptly following the Closing, the Company shall deliver the number of Common Shares set forth on Schedule A hereto to the applicable Holder to the account set forth on Schedule A hereto with respect to such Holder.

2.    Representations and Warranties of the Holders. Each Holder, as to itself, severally represents and warrants to the Company, as of the Closing Date, as follows:

2.1Existence and Authority Relative to Agreement. Such Holder is an exempt company duly formed, validly existing and in good standing under the laws of the Cayman Islands. Such Holder has all necessary power and authority to execute and deliver this Agreement and such other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by it hereunder and thereunder. The execution, delivery and performance of this Agreement by such Holder and the transfer of the Series A Shares by such Holder pursuant hereto have been duly authorized by all necessary action. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of such Holder. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by a Holder, constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

2.2No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Holder with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which such Holder is a party or by which such Holder is bound or to which any of the property or assets of any of such Holder is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of such Holder, (ii) result in any violation of the provisions of the charter, bylaws, certificate of limited partnership, partnership agreement or other organizational documents of such Holder, as the case may be, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of such Holder.

2.3No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively, “Consent”) is required to be filed, given, obtained or taken by such Holder by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, which has not already been obtained.

2.4Title to Interests. Such Holder is the record or beneficial owner of the Series A Shares set forth on Schedule A hereto, and the sale of the Series A Shares to the Company hereunder will transfer title to the Series A Shares free and clear of all liens, claims, charges or encumbrances whatsoever.

2.5Brokers and Finders. Such Holder has not employed any broker or finder who will seek compensation from the Company, and such Holder has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the Exchange that will result in any liability on the part of the Company.

2.6Ownership Limit. The ownership of the Common Shares by such Holder, together with any other shares of stock of the Company actually owned, Beneficially Owned or Constructively Owned by such Holder, shall not cause such Holder, and, to such Holder’s knowledge, any other affiliated Person (as defined in the Company’s charter (the “Articles”)), to actually own, Beneficially Own or Constructively Own shares of capital stock of the Company in violation of the restrictions on ownership and transfer of shares of capital stock of the Company as set forth in Section 6.2 (to such Holder’s knowledge in the case of the closely held limitation) of Article VI of the Articles. Such Holder acknowledges that the issuance of the Common Shares pursuant to this Agreement is subject to the provisions and remedies in the Articles, to the extent the issuance violates the restrictions on ownership and transfer set forth in the Articles, and the application of any such remedies shall not be a breach of this Agreement by the Company. For purposes of this Agreement, the terms Beneficially Own and Constructively Own shall have the meanings set forth in the Articles.

2.7Investor Questionnaire. The representations of such Holder contained in the Investor Questionnaire set forth as Exhibit A-1, Exhibit A-2 and Exhibit A-3, as the case may be, attached hereto are true and correct.

2.8No General Solicitation. Neither such Holder nor any of its advisors is aware of or has engaged in or will engage in any form of general solicitation or advertising in connection with the exchange of the Series A Shares by such Holder or the resale of the Common Shares by such Holder (other than pursuant to the Shelf Registration Statement contemplated by Section 6.1 hereof), including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet site or similar media or broadcast over television, radio or transmitted electronically (including via e-mail); and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

2.9No Group or Agreements to Sell. Other than the other Holders, such Holder is not working with any person or entity, and is not part of a group (within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, or otherwise), with regard to the
Exchange or with regard to holding the Company’s Preferred Stock or Common Stock or any other securities of the Company. Such Holder has no contract, understanding, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity or any other person or entity, with respect to any or all of the Series A Shares it currently holds, the Exchange contemplated by this Agreement or any or all of the Common Shares it will receive in accordance with the provisions hereof.

2.10ERISA. No part of the Series A Shares to be used by such Holder to exchange for Common Shares constitutes “plan assets,” as defined in Department of Labor Regulation Section 2510.3-101 (29 C.F.R. 2510.3-101), of any “employee benefit plan,” subject to Title I of ERISA or an individual retirement account or plan which is subject to Section 4975 of the Code (collectively, a “Benefit Plan”) or of any account or entity whose underlying assets constitute “plan assets” of a Benefit Plan by reason of the Benefit Plan’s investment in the account or entity. Such Holder is not an employee benefit plan subject to ERISA or Section 4975 of the Code.

2.11Advisors. Such Holder is relying upon the advice of its own personal, legal and tax advisors with respect to the legal, tax and other aspects of the sale of the Series A Shares and an investment in the Company.

2.12Accredited Investor and Qualified Institutional Buyer. Such Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended to date (the “Securities Act”) and a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) under the Securities Act.

2.13Determination of Price. In connection with the exchange of the Series A Shares for Common Shares, such Holder has independently determined acceptable prices for the Series A Shares and the Common Shares, and such prices are based upon such independent determination.

2.14Current Holdings. Such Holder does not own, individually or together with any of the other Holders (actually or taking into account any stock that likely would be treated as owned by the Holders individually, collectively, or with any other Person for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder) more than 4.95% of the Company’s stock. For the avoidance of doubt, for purposes of this Agreement, the term stock and the measured ownership of stock shall not include Preferred Stock but shall include any other stock within the meaning and principles of Section 382 of the Code and the Treasury Regulations thereunder, including Treasury Regulation §1.382-2(a)(3), Treasury Regulation §1.382-4(d) (related to treatment of options, warrants, puts, contracts to acquire stock, an other similar rights as stock), and Treasury Regulation §1.382-2T(f)(18).

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as of the Closing Date, as follows:

3.1Existence and Authority Relative to Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by the Company hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action. This Agreement and each other instrument or document to be executed in connection herewith have been duly and validly executed and delivered by a duly authorized officer of the Company. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Company, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

3.2No Conflicts. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), or conflict with, or result in any violation of or default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, result in a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the charter or bylaws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. “Subsidiary” means each of the subsidiaries of the Company which is a “significant subsidiary” as defined in Rule 405 of Regulation C under the Act.

3.3Brokers and Finders. The Company has not employed any broker or finder who will seek compensation from the Holders and the Company has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the Exchange that will result in any liability on the part of the Holders.

3.4Shares. The issuance and sale of the Common Shares to the Holders pursuant to this Agreement have been duly authorized by the Company. When the Common Shares are duly paid for and delivered as provided herein, the Common Shares will be validly issued, fully paid and nonassessable. The issuance of the Common Shares is not subject to preemptive or similar rights.

4.    Covenants.

4.1    Transfer of Series A Shares into Book Form. Each Holder agrees that prior to the Closing and as a condition to the Closing it will transfer its shares out of street name into book form with the Company’s transfer agent, to the extent not already owned in book form.

4.2    Tax Matters. The Company and each Holder shall cooperate with each other, as and to the extent reasonably requested by the Company or the applicable Holder, in connection with the filing of any tax returns, tax elections or other tax reporting matters related to the transactions contemplated by this Agreement. Such cooperation shall include the retention and (upon the Company’s or a Holder’s reasonable request) the provision of records and information which are reasonably relevant to any such tax matter and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

4.3    Common Share Ownership. Each Holder agrees that it will not, individually or together with the other Holders, own (actually or taking into account any stock that likely would be treated as owned by the Holders individually, collectively, or with any other Person for purposes of Section 382 of the Code and the Treasury Regulations thereunder) (“Own”) more than 4.95% (the “Threshold”) of the Company’s stock at any time on or after the date of this Agreement without the Company’s prior written consent. The restriction set forth in this Section 4.3 shall cease to apply for any testing date following the date on which the Company undergoes an “ownership change” within the meaning of Section 382 of the Code after the date of this Agreement.

In the event that any Holder violates this Section 4.3 by individually exceeding the Threshold or by causing the Holders to collectively exceed the Threshold and the Company thereafter suffers out-of-pocket losses resulting from the tax consequences to the Company of an “ownership change” from such violation of this Section 4.3, such Holder shall pay to the Company $5 million in cash. Subsequent to any such violation of this Section 4.3 by any Holder, in the event that the amount of the Company’s stock Owned by such Holder or Owned by any other Holder increases without the Company’s prior written consent, such Holder or Holders shall pay to the Company an additional $2.5 million in cash in the aggregate. For the avoidance of doubt, the maximum amount of damages payable under this Section 4.3 shall not exceed $7.5 million in the aggregate for all Holders. If two or more Holders exceed the Threshold as part of their participation in a single transaction, the Holders shall be liable for up to a maximum of $5 million in cash and not for the additional $2.5 million.

The parties agree that if there is a breach under this Section 4.3 and, prior to any damages being suffered by the Company, a Change of Control (as defined below) occurs at the Company, then the Holders shall not be liable for any damages under this Section 4.3. For purposes of this Section 4.3, “Change in Control” shall mean the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) (x) whether through a merger, purchase of stock or otherwise, of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the REIT’s then outstanding voting securities or (y) of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, no Holder shall be liable for a breach of this Section 4.3 directly resulting from any action taken by the Company, any Subsidiary or any “affiliate” of the Company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that causes such Holder’s Ownership to exceed the Threshold, including, for example, a repurchase of outstanding shares by the Company.

4.4    Standstill. Each Holder agrees that until the earliest to occur of: (i) the date that is 12 months after the Closing Date, (ii) such date, if any, that is the tenth business day following the date any person has commenced an unsolicited tender offer or exchange offer for any of the Company’s securities which has not been publicly rejected by the Company’s board of directors; (iii) the execution by the Company of a definitive agreement with another person for an extraordinary corporate transaction; and (iv) the filing of any petition by or against the Company or any subsidiary thereof under title 11 of the United States Code or if prior to any such filing the Company has entered into a “plan support” or similar agreement, unless the Company shall otherwise specifically request in writing in advance, the Holder shall not, and shall cause its directors, officers and employees not to (A) make a public offer to purchase a material portion of the assets of or enter into any merger or business combination involving the Company; (B) participate in or assist any other person in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates, or (C) make any other public disclosure (except as otherwise permitted under this Agreement), with respect to any of the prohibited actions set forth in this Agreement.

4.5    Withholding. At the Closing, each Holder shall deliver to the Company a properly executed applicable Internal Revenue Service Form W-8. Each Holder will promptly inform the Company if the information in such form becomes untrue. The Company intends to treat the exchange of Series A Shares for Common Shares pursuant to this Agreement as a “recapitalization” (within the meaning of Section 368(a)(1)(E) of the Code), and does not intend to withhold pursuant to Section 1445 of the Code or any other provision of the Code any portion of the Common Shares to be issued to each Holder pursuant to this Agreement.

4.6.    Reporting Ownership. Each Holder agrees to promptly make any necessary filings with the Commission regarding its holdings in the Company’s securities.

5.    Release from Liability for Any Accrued and Unpaid Dividends. Each Holder hereby waives any right it may have to any accrued and unpaid dividends with respect to the Series A Shares listed on Schedule A only, and each Holder hereby agrees to release the Company from any and all liability with respect thereto.

6.    Registration Rights.

6.1    Shelf Registration. The Company shall prepare and file with the Commission as soon as practicable after the Closing Date, but in any event within 30 days of the date hereof, a Registration Statement for an offering of the Common Shares to be made on a continuous or delayed basis by the Holder pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (subject to Section 6.3 hereof) until the earliest of (A) such time as all of the Common Shares have been sold pursuant to the Shelf Registration Statement or Rule 144 and (B) the date on which the Common Shares may be sold by non-affiliates without any holding period or other restrictions in accordance with Rule 144. The Company shall use reasonable best efforts to cause the Shelf Registration Statement to become effective as soon as practicable after the date of filing, but in any event, no later than 60 days after the date of filing; provided, however, that in the event that the Registration Statement is reviewed by the Commission, such 60 day period shall be extended to 90 days. As a condition to the filing of the Shelf Registration Statement pursuant to this Section 6.1, each Holder agrees to deliver to the Company a completed Notice and Questionnaire in the form attached as Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto, as the case may be, and such other information as the Company may reasonably request in writing, if any, at least two business days prior to the anticipated filing date of the Shelf Registration Statement, and thereafter shall notify the Company as promptly as practicable of any inaccuracies or changes to such information previously provided that occur subsequent to the filing of the Shelf Registration Statement and prior to the sale of the Common Shares thereunder.

6.2    Registration Expenses. In connection with the Shelf Registration Statement, the Company shall pay the following registration expenses incurred in connection with the registration hereunder: (i) all registration and filing fees, (ii) printing expenses, (iii) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (iv) the fees and expenses incurred in connection with the listing of the Common Shares on the securities exchange on which similar securities issued by the Company are then listed, (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company and the fees and expenses of counsel to the Holder, not to exceed $10,000, and (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Common Shares, or any out-of-pocket expenses of the Holder (or the agents who manage its accounts) or any transfer taxes relating to the registration or sale of the Common Shares.

6.3    Holdback Agreements.

(a)    If the Company determines in its good faith judgment that the filing of the Shelf Registration Statement or the use of any related prospectus or prospectus supplement would require the disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a material action, and that the Company is not otherwise required by applicable securities laws or regulations to disclose at such time, upon written notice of such determination by the Company, the rights of the Holder to offer, sell or distribute any

Common Shares pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Common Shares pursuant to the Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Holder in writing that suspension of such rights for the grounds set forth in this Section 6.3(a) is no longer necessary. Notwithstanding the foregoing, the period during which the availability of the Shelf Registration Statement and any related prospectus or prospectus supplement is suspended pursuant to this Section 6.3 (the “Deferral Period”) shall not exceed 45 days in any 90-day period or 90 days in any 360-day period.

(b)    If all reports required to be filed by the Company pursuant to the Exchange Act, have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3‑05, Rule 3-14 or Article 11 of Regulation S‑X, upon written notice thereof by the Company to the Holder, the rights of the Holder to offer, sell or distribute any Common Shares pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Common Shares pursuant to the Shelf Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3‑05, Rule 3-14 or Article 11 of Regulation S‑X to be included or incorporated by reference, as applicable, in the Shelf Registration Statement, and the Company shall notify the Holder as promptly as practicable when such suspension is no longer required.

6.4    Underwriting Agreement. The Company will not be required to enter into an underwriting or other similar agreement with respect to the disposition of the Common Shares.

6.5    Prospectus Delivery. The Holder agrees that unless the Common Shares are eligible for resale pursuant to all the conditions of Rule 144 under the Securities Act without volume or manner of sale limitations, it will resell the Common Shares only pursuant to the Shelf Registration Statement (subject to Section 6.3 hereof), in a manner described under the caption “Plan of Distribution” in the prospectus included in the Shelf Registration Statement with respect to the Common Shares, and in a manner in compliance with all applicable securities laws, including, without limitation, any applicable prospectus delivery requirements of the Securities Act (or in compliance with Rule 172 thereunder) and the insider trading restrictions of the Exchange Act.

6.6    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, agents, partners, members, employees, managers, advisors, sub-advisors, attorneys, representatives and affiliates, and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, as incurred, any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus relating to the Common Shares (in each case, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished in writing to the Company by such Holder or on such Holder’s behalf expressly for inclusion therein.

6.7    Indemnification by Sellers of Common Shares. Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company, its officers, directors, agents, employees, attorneys, representatives and affiliates and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to information relating to such Holder included in reliance upon and in conformity with information furnished in writing by such Holder or on such Holder’s behalf expressly for use in any registration statement, preliminary prospectus or prospectus relating to the Common Shares, or any amendment or supplement thereto. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against the Holders, the Holders shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to the Holders by Section 6.8; provided, however, that the total obligations of any Holder under this Agreement (including, but not limited to, obligations arising under Section 6.9 herein) will be limited to an amount equal to the net proceeds actually received by such Holder (after deducting any discounts and commissions) from the disposition of Common Shares pursuant to such registration statement.

6.8    Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6.6 or 6.7, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of any obligations under this Section 6, except to the extent such Indemnifying Party is materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and the Indemnifying Party. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by, in the case of Persons indemnified pursuant to Section 6.7, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding without any admission of liability by such Indemnified Party.

6.9    Contribution. If the indemnification provided for in Section 6.6 or 6.7 hereof is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities that otherwise would have been covered by Section 6.6 or 6.7 hereof, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the applicable Holder, on the other hand, in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Holders’ obligations to contribute pursuant to this Section 6.9, if any, shall be several and not joint.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.9, the Holders shall be required to contribute any amount which in the aggregate exceeds the amount by which the net proceeds actually received by the Holders from the sale of their securities to the public exceeds the amount of any damages which the Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.10    Transfer Agent Instructions. After receipt of a brokers’ letter stating that Common Shares have been sold under the Shelf Registration Statement by a Holder named in the Shelf Registration Statement and confirming that the prospectus delivery requirements, if any, have been satisfied with respect to such sale, the Company will promptly instruct its transfer agent to remove from the Common Shares the restrictive legend referenced in Exhibit A-1, Exhibit A-2 and Exhibit A-3, and will provide the transfer agent with any other documentation reasonably requested by the transfer agent in connection therewith. After the date on which the Common Shares may be sold by non-affiliates under Rule 144 without any holding period or other restrictions, the Company will promptly instruct its transfer agent to remove from the Common Shares the restrictive legend referenced in Exhibit A-1, Exhibit A-2 and Exhibit A-3 and will promptly provide the transfer agent with any other documentation reasonably requested by the transfer agent in connection therewith, including an opinion of Company counsel, if required.

7.     General.

7.1     Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, delivered by nationally recognized overnight courier with proof of delivery thereof, sent by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided or via telephonic facsimile transmission with proof of delivery in the form of a telecopier’s transmission confirmation report. Notice shall be sent and deemed given when (a) if personally delivered or via nationally recognized overnight courier, then upon receipt by the receiving party, or (b) if mailed, then three (3) days after being postmarked, or (c) if sent via telephonic facsimile transmission, then at the time set forth in the telecopier’s transmission confirmation report.

Any party listed below may change its address hereunder by notice to the other party listed below. Until further notice, notice and other communications hereunder shall be addressed to the parties listed below as follows:

If to the Holders:

BHR Master Fund, Ltd.
BHR OC Master Fund, Ltd.
BHCO Master, Ltd.
c/o BHR Capital, LLC
Attention: William Brown, President
545 Madison Ave., 10th Floor
New York, NY 10022
E-mail: wbrown@bhrcap.com

If to the Company:

MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Attention: Jonathan L. Abrams, SVP and General Counsel
Facsimile: (213) 533-5585

E-mail: jon.abrams@mpgoffice.com

With a copy to:

Laura L. Gabriel, Esq.
Julian T.H. Kleindorfer, Esq.
Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
E-mail: laura.gabriel@lw.com; julian.kleindorfer@lw.com

or to such other address as any party hereto shall have designated by notice in writing to the other party.

7.2    Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the date of this Agreement, upon request of the other party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by the other party to carry out the intent of this Agreement.

7.3    Expenses. Subject to the provisions of Section 6.2 hereof, the parties hereto shall each pay their respective fees and expenses, including but not limited to attorneys’ fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

7.4    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

7.5    Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned without the prior written consent of the parties hereto and any attempt to do so shall be of no force or effect.

7.6    Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

7.7    Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

7.8    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

7.10    Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BHR MASTER FUND, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM BROWN
Name: William Brown
Title: President

BHR OC MASTER FUND, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM BROWN
Name: William Brown
Title: President

BHCO MASTER, LTD.,
an Exempted Company incorporated in the
Cayman Islands with Limited Liability

By:	/s/ WILLIAM BROWN
Name: William Brown
Title: President

[Signature Page to Exchange Agreement]

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ JONATHAN L. ABRAMS
Name: Jonathan L. Abrams
Title: SVP and General Counsel

[Signature Page to Exchange Agreement]

Schedule A

	Series A Shares	Common Shares
BHR Master Fund, Ltd.	133,368	687,838
BHR OC Master Fund, Ltd.	63,404	327,002
BHCO Master, Ltd.	21,863	112,757